English Translation
Exhibit 10.24
PURCHASE OPTION AND COOPERATION AGREEMENT
July, 2010
Hangzhou, CHINA

Purchase Option and Cooperation Agreement
This Purchase option and Cooperation Agreement (“this Agreement”) is entered into in Beijing, People’s Republic of China (the “PRC”) on July 1, 2010 by and among:
MIJIA TECH: Hangzhou Mijia Technologies Co., Ltd.
Address: Room 610, Block 2, No. 1197 of Binan Road, Binjiang District, Hangzhou
Post Code: 310013
Telephone: 0571-87770978
Fax: 0571-87758616
Hangzhou Dianneng: Hangzhou Dianneng Technologies Co., Ltd.
Address: Room 105, Block 3, No. 1197 of Binan Road, Hangzhou
Telephone: 0571-87770978
Fax: 0571-87758616
Mr. Michael Tao Song
Number of ID:
Address: No. 398 Wensan Road, Xihu District, Hangzhou
Mr. Li Ou
Number of ID:
Address: Room 102, No. 11, Block 3 of Shuguang New Estate, Xihu District, Hangzhou
Mr. Yan Tang
Number of ID:
Address: No. 398 Wensan Road, Xihu District, Hangzhou
Mr. Zhiyi Xia
Number of ID:
Address: No. 398 Wensan Road, Xihu District, Hangzhou
Ms. Zi Jin
Number of ID:
Address: Room 503, No. 1, Block 30 of Pujia New Estate, Jianggan District, Hangzhou
Mr. Guoping Qu
Number of ID:
Address: No. 398 Wensan Road, Xihu District, Hangzhou

Mr. Weijie Wu
Number of ID:
Address: No. 398 Wensan Road, Xihu District, Hangzhou
Mr. Zhe Wang
Number of ID:
Address:Room 304, No. 2, Block 3 of Hangzhou Steel Dormitory, Dongxin Road,
Xiacheng District, Hangzhou
Mr. Qing Yan
Number of ID:
Address: Room 243, No. 199 Wensan Road, Xihu District, Hangzhou
Mr. Rui Zeng
Number of ID:
Address: No. 398 Wensan Road, Xihu District, Hangzhou
Mr. Wangyan Shao
Number of ID:
Address: No. 398 Wensan Road, Xihu District, Hangzhou
WHEREAS,
(1) Mijia Tech, is a limited liability company registered according to PRC law and in good standing; as shareholders of Mijia Tech, Mr. Michael Tao Song, Mr. Li Ou, Mr. Yan Tang, Mr. Zhiyi Xia, Ms. Zi Jin, Mr. Guoping Qu, Mr. Weijie Wu, Mr. Zhe Wang, Mr. Qing Yan, Mr. Rui Zeng, Mr. Wangyan Shao (collectively the “Shareholders of Mijia”), respectively hold 46.40%, 23.20%, 9.28%, 6.96%, 5.8%, 1.74%, 1.74%, 1.74%, 0.87%, 0.87% and 1.4% shares of Mijia Tech;
(2) Hangzhou Dianneng is a wholly foreign owned enterprise duly organized under the PRC laws, provides certain technical support, strategic consulting and other services to Mijia Tech, and currently is a major business partner of Mijia Tech;
(3) Shareholders of Mijia hereto wish to grant Hangzhou Dianneng or its designated eligible entity the exclusive purchase option to acquire, at any time upon satisfaction of the requirements under the PRC law, the entire or a portion of Mijia Tech’s share equity/assets owned by Shareholders of Mijia.
     NOW THEREFORE, in accordance with the principle of sincere cooperation, mutual benefit and joint development and after friendly negotiations, the Parties hereby enter into the following agreements pursuant to the provisions of relevant laws and regulations of the PRC:
ARTICLE 1 DEFINITIONS
     The terms used in this Agreement shall have the meanings set forth below:
1.1. “This Agreement” means this Purchase option and Cooperation Agreement and all appendices thereto, including written instruments as originally executed and as may from time to time be amended and supplemented by the Parties hereto through written agreements;
1.2. “The PRC” means, for the purpose of this Agreement, the People’s Republic of China, excluding Hong Kong, Taiwan and Macao;
1.3. “Date” means the year, month and day. In this Agreement, “within” or “no later than”, when used before a year, month or day, shall always include the relevant year, month or day.
ARTICLE 2 THE GRANT AND EXERCISE OF PURCHASE OPTION
2.1 The Parties hereto agree that Hangzhou Dianneng shall be granted an exclusive purchase option to acquire, at any time upon satisfaction of the requirements under applicable laws and conditions as agreed in this Agreement or designate eligible entity to acquire entire or a portion of Mijia Tech’s share equity or owned by Shareholders of Mijia or each of them(“Option”). The Option granted hereby shall be irrevocable during the term of this Agreement and may be exercised by Hangzhou Dianneng or any eligible entity designated by Hangzhou Dianneng.
2.2 Pursuant to the laws and regulations of the PRC, Hangzhou Dianneng (or its designated eligible entity) may exercise the Option by delivering a written notice to any of Shareholders of Mijia (the “Exercise Notice”). The Exercise Notice shall define the specific portion of the shares to be purchased from Shareholders of Mijia or the assets to be purchased from Mijia Tech (hereinafter referred to as the “Purchased Shares (Asset)) and the purchase method.
2.3 Within thirty (30) days of the receipt of the Exercise Notice, Shareholders of Mijia shall execute a share/asset transfer contract and other documents necessary to carry through such transfer (collectively, the “Transfer Documents”) with Hangzhou Dianneng (or any eligible party designated by Hangzhou Dianneng).

2.4 When applicable laws permit the exercise of the purchase option provided hereunder and Hangzhou Dianneng elects to exercise such purchase option, Shareholders of Mijia shall unconditionally assist Hangzhou Dianneng to obtain all approvals, permits, registrations, filings and other procedures necessary to effect the transfer of relevant share equity or assets.
ARTICLE 3 REPRESENTATIONS AND WARRANTIES
     Each party hereto represents to the other parties that:
3.1 It has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder;
3.2 The execution or performance of this Agreement shall not violate any significant contract or agreement to which it is a party or by which it or its assets are bounded.
ARTICLE 4 EXERCISE PRICE
     When it is permitted by applicable laws, Hangzhou Dianneng (or any eligible party designated by Hangzhou Dianneng) shall have the right to acquire, at any time, all of Mijia Tech’s assets or its share equity owned by Shareholders of Mijia, at a price equal to the sum of the registered capital of Mijia Tech (“Exercise Price”). If Hangzhou Dianneng (or any eligible party designated by Hangzhou Dianneng) elects to purchase a portion of Mijia Tech’s share equity or assets, then the exercise price for such purpose shall be adjusted accordingly based on the percentage of such share equity or assets to be purchased over the total share equity or assets.
ARTICLE 5 COVENANTS
     The Parties further agree as follows:
5.1 Before Hangzhou Dianneng (or a qualified entity designated by Hangzhou Dianneng) has acquired all the equity or assets of Mijia Tech by exercising the purchase option provided hereunder, Mijia Tech shall not:
     5.1.1 sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its assets, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed by Hangzhou Dianneng in writing);

     5.1.2 enter into any transaction which may materially affect its assets, liability, operation, equity or other legal rights (unless such transaction is relating to its daily operation or has been disclosed to and agreed by Hangzhou Dianneng in writing); and
     5.1.3 distribute any dividend to its shareholders in any manner.
5.2 Before Hangzhou Dianneng (or a qualified entity designated by Hangzhou Dianneng) has acquired all the equity/assets of Mijia Tech by exercising the purchase option provided hereunder, Shareholders of Mijia shall not individually or collectively:
     5.2.1 supplement, alter or amend the articles of association of Mijia Tech in any manner to the extent that such supplement, alteration or amendment may have a material effect on Mijia Tech’s assets, liability, operation, equity or other legal rights (except for pro rata increase of registered capital mandated by applicable laws);
     5.2.2 cause Mijia Tech enter into any transaction to the extent such transaction may have a material effect on Mijia Tech’s assets, liability, operation, equity or other legal rights (unless such transaction is relating to Mijia Tech’s daily operation or has been disclosed to and agreed by Hangzhou Dianneng in writing); and
     5.2.3 cause Mijia Tech’s board of directors adopt any resolution on distributing dividends to its shareholders.
5.4 Hangzhou Dianneng shall provide financings to Mijia Tech to the extent Mijia Tech needs such financing to finance its operation. In the event that Mijia Tech is unable to repay such financing due to its losses, Hangzhou Dianneng shall waive all recourse against Mijia Tech with respect to such financing.
5.5 To the extent Shareholders of Mijia are subject to any legal or economic liabilities to any institution or individual other than Hangzhou Dianneng as a result of performing their obligations under this Agreement or any other agreements between them and Hangzhou Dianneng or WFOE, Hangzhou Dianneng shall provide all support necessary to enable shareholders of Mijia Tech to duly perform their obligations under this Agreement and any other agreements and to hold Hangzhou Dianneng and Shareholders of Mijia harmless against any loss or damage caused by their performance of obligations under such agreements.
ARTICLE 6 CONFIDENTIALITY
     Each Party shall keep confidential all the content of this Agreement. Without the prior consent of all Parties, no Party shall disclose any content of this Agreement to any other party or make any public announcements with respect to any content of this

Agreement. Notwithstanding the forgoing provisions of this Article 6, the following disclosure shall be permitted: (i) disclosure made pursuant to any applicable laws or any rules of any stock exchange; (ii) disclosure of information which has become public information other than due to any breach by the disclosing party; (iii) disclosure to any Party’s shareholders, legal counsel, accountants, financial advisors or other professional advisors, or (iv) disclosure to any potential purchasers of a Party or its shareholders’ equity/assets, its other investors, debts or equity financing providers, provided that the receiving party of confidential information has agreed to keep the relevant information confidential.
     Parties agree that this Article 6 shall survive upon any invalidity, modification, expiration or termination of this Agreement.
ARTICLE 7 APPLICABLE LAW AND EVENTS OF DEFAULT
     The execution, effectiveness, interpretation, performance and dispute resolution of this Agreement shall be governed by the laws of the PRC.
     Any violation of any provision hereof, incomplete performance of any obligation provided hereunder, any misrepresentation made hereunder, material concealment or omission of any material fact or failure to perform any covenants provided hereunder by any Party shall constitute an event of default. The defaulting Party shall assume all the legal liabilities pursuant to the applicable laws.
ARTICLE 8 DISPUTE RESOLUTION
8.1 Any dispute arising from the performance of this Agreement shall be first subject to the Parties’ friendly consultations. In the event any dispute cannot be solved by friendly consultations, the relevant dispute shall be submitted to China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the Commission for arbitration;
8.2 The arbitration shall be administered by the China International Economic and Trade Arbitration Commission in accordance with the then effective arbitration rules of the Commission in Beijing;
8.3 The arbitration award shall be final and binding on the Parties. The costs of the arbitration (including but not limited to arbitration fee and attorney fee) shall be borne by the losing party, unless the arbitration award stipulates otherwise.
ARTICLE 9 EFFECTIVENESS

9.1 This Agreement shall be effective upon the execution hereof by all Parties hereto and shall remain effective thereafter. This Agreement may not be terminated without the unanimous consent of all the Parties except Hangzhou Dianneng may, by giving a thirty (30) days prior notice to the other Parties hereto, terminate this Agreement.
9.2 In the term of this Agreement, to the extent that the operation term of Hangzhou Dianneng or Mijia Tech expires or is terminated for other reasons, this Agreement shall be terminated upon such expiration or termination, provided that, Hangzhou Dianneng has transferred its rights and responsibilities pursuant to Article 5.6 under this Agreement.
ARTICLE 10 AMENDMENT
     All Parties hereto shall fulfill their respective obligations hereunder. No amendment to this Agreement shall be effective unless such amendment has been agreed by all of the Parties and Hangzhou Dianneng and Mijia Tech have obtained necessary authorization and approvals with respect to such amendment. The amendment or modification to this Agreement shall be the integral part of this Agreement and shall have the same legal effect as this Agreement.
ARTICLE 11 COUNTERPARTS
     This Agreement is executed in fourteen (14) counterparts. Hangzhou Dianneng, every party shall each hold one (1) counterpart. All the counterparts shall have the same legal effect.
ARTICLE 12 MISCELLANEOUS
12.1 Obligations, covenants and liabilities of Shareholders of Mijia to Hangzhou Dianneng hereunder are joint and several, and Shareholders of Mijia shall assume joint and several liabilities with respect to such obligations, covenants and liabilities. With respect to Hangzhou Dianneng, a default by Shareholders of Mijia shall automatically constitute a default by the other Party, and vice versa;
12.2 The title and headings contained in this Agreement are for convenience of reference only and shall not in any way affect the meaning or interpretation of any provision of this Agreement;
12.3 The Parties may enter into supplementary agreements to address any issue not covered by this Agreement. The supplementary agreements so entered shall be an appendix hereto as the integral part of this Agreement and shall have the same legal effect as this Agreement.

(THE FOLLOWING SPACE IS INTENTIONALLY LEFT BLANK)
(Execution Page Only)

Hangzhou Dianneng Technologies Co., Ltd.		Hangzhou Mijia Technologies Co., Ltd.

(Company Seal)		(Company Seal)

Signature:	/s/ Song Tao	Signature:	/s/ Song Tao

Name:		Name:
Title:		Title:

Mr. Michael Tao Song		Mr. Zhiyi Xia
Signature:	/s/ Song Tao	Signature:	/s/ Zhiyi Xia

Mr. Guoping Qu		Ms. Zi Jin
Signature:	/s/ Guoping Qu	Signature:	/s/ Zi Jin

Mr. Yan Tang		Mr. Wenjie Wu
Signature:	/s/ Yan Tang	Signature:	/s/ Wenjie Wu

Mr. Zhe Wang		Mr. Li Ou
Signature:	/s/ Zhe Wang	Signature:	/s/ Li Ou

Mr. Qing Yan		Mr. Rui Zeng
Signature:	/s/ Qing Yan	Signature:	/s/ Rui Zeng

Mr. Wanyan Shao
Signature:	/s/ Wanyan Shao